As filed with the Securities and Exchange Commission on November 6, 2008

Registration No. 333-141315

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

Post-Effective Amendment No. 1 to

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.
(Exact Name of Registrant as Specified in its Governing Instruments)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
               (212) 490-9000
(Address including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Keith F. Atkinson, Esquire
Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Blvd.
Charlotte, North Carolina 28226
               (704) 988-5507
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:
Dennis M. Quinn, Esquire
Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois 60606
               (312) 701-7885

          Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 1 to Form S-11 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), shall determine.

DEREGISTRATION OF SECURITIES

          TIAA-CREF U.S. Real Estate Fund I, L.P., a Delaware limited partnership (the “Fund”), filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-11 (File No. 333-141315), which registered up to $300,000,000 of units of limited partnership interest in the Fund, at a price to the public of $1,000 per unit (as amended, the “Registration Statement”). The Registration Statement was declared effective by the Commission on March 14, 2008.

          This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the $300,000,000 of units of limited partnership interest as previously registered on the Registration Statement that remain unsold as of the date of filing of this Post-Effective Amendment No. 1. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such units.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S 11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 6th day of November, 2008.

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.

By:	TIAA-CREF USREF I GP, LLC,
its General Partner

By:	/s/ Thomas C. Garbutt
	Name:	Thomas C. Garbutt
	Title:	President and Manager

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

*		Principal Executive Officer	November 6, 2008
Scott C. Evans

/s/ Phillip S. Nickolenko		Principal Financial and	November 6, 2008
Phillip S. Nickolenko		Accounting Officer

		Manager of TIAA-CREF	November 6, 2008
/s/ Thomas C. Garbutt		USREF I GP, the General
Thomas C. Garbutt		Partner of the Fund

*		Manager of TIAA-CREF	November 6, 2008
Philip J. Mc Andrews		USREF I GP, the General
Partner of the Fund

By:	/s/ Thomas C. Garbutt

* Signed by Thomas C. Garbutt as Attorney in Fact pursuant to powers of attorney filed herewith.